Exhibit 99.2

Cimarex Energy Co.	N E W S
1700 Lincoln Street, Suite 3700
Denver, CO 80203 Phone: (303) 295-3995

Cimarex Announces Pricing of Common Stock Offering

DENVER, May 20, 2015 - Cimarex Energy Co. (NYSE: XEC) announced today that it has priced a public offering of 6,000,000 shares of its common stock at a price to the public of $109.00 per share.  Net proceeds from the offering are expected to be used for general corporate purposes and to fund increased drilling and completion activity in the second-half of 2015 and more significantly in 2016.    Cimarex has also granted the underwriters an option to purchase up to an additional 900,000 shares of its common stock. The offering is expected to close on or about May 26, 2015, subject to customary closing conditions.

J.P. Morgan and Barclays are acting as joint book-running managers for the offering. The offering will be made only by means of a preliminary prospectus supplement and the accompanying base prospectus, copies of which may be obtained on the Securities and Exchange Commission’s website at www.sec.gov.  Alternatively, the underwriters will arrange to send you the preliminary prospectus supplement and related base prospectus if you request them by contacting: J.P. Morgan, via Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York, 11717, by calling: (866) 803-9204 or by emailing prospectus-eq_fi@jpmorgan.com or Barclays Capital Inc., via Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by calling: (866) 603-5847 or by emailing barclaysprospectus@broadridge.com.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  A registration statement relating to the securities has been filed and became effective September 17, 2012.

About Cimarex Energy

Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent and Permian Basin areas of the U.S.

This press release contains forward-looking statements.  These forward-looking statements are based on management’s judgment as of the date of this press release and include certain risks and uncertainties.  Please refer to the Cimarex Energy Co. Annual Report on Form 10-K/A for the year ended December 31, 2014, filed with the Securities and Exchange Commission, and other filings including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, for a list of certain risk factors that may affect these forward-looking statements.

Actual results may differ materially from company projections and other forward-looking statements and can be affected by a variety of factors outside the control of the company including, among other things: oil, NGL and natural gas price volatility; declines in the values of our oil and gas properties resulting in impairments; the ability to receive drilling and other permits and rights-of-way in a timely manner; development drilling and testing results; the potential for production decline rates to be greater than expected; performance of acquired properties and newly drilled wells;

costs and availability of third party facilities for gathering, processing, refining and transportation; regulatory approvals, including regulatory restrictions on federal lands; legislative or regulatory changes, including initiatives related to hydraulic fracturing; higher than expected costs and expenses, including the availability and cost of services and materials; unexpected future capital expenditures; economic and competitive conditions; the ability to obtain industry partners to jointly explore certain prospects, and the willingness and ability of those partners to meet capital obligations when requested; changes in estimates of proved reserves; compliance with environmental and other regulations; derivative and hedging activities; risks associated with operating in one major geographic area; the success of the company’s risk management activities; title to properties; litigation; environmental liabilities; the ability to complete property sales or other transactions; and other factors discussed in the company’s reports filed with the Securities and Exchange Commission. Cimarex Energy Co. encourages readers to consider the risks and uncertainties associated with projections and other forward-looking statements. In addition, the company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

For further information: Cimarex Energy Co., Karen Acierno — Director of Investor Relations, 303.285.4957